UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        May 3, 2005
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22529 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

7 Esterbrook Lane, Cherry Hill, New Jersey 08003
(Address of Principal Executive Offices, including zip code)

        (856) 424-6886
(Registrant's Telephone Number, including area code)

            N/A
(Former name or former address, if changed since last report)

[ ]	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On May 4, 2005, the Company issued a press release and held a webcast conference call (as previously announced) regarding its financial results for the first quarter ended March 31, 2005. The Company's press release is attached to this Current Report as Exhibit 99.1 and a textual representation of the conference call is attached as Exhibit 99.2, each of which is incorporated by reference herein.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 3, 2005, Thomas J. Reilly, Jr., C.P.A. was elected as a director of inTEST Corporation (the "Corporation") by the Board of Directors. Mr. Reilly's election to the Board fills a vacancy created by the resignation of Gregory W. Slayton, who resigned from the Board on March 1, 2005. Mr. Reilly will serve for the remainder of Mr. Slayton's term and stand for re-election at the next annual meeting of stockholders. Mr. Reilly was appointed to the Audit Committee and determined to be an "audit committee financial expert" as that term is used in Item 401(h) of Regulation S-K. Mr. Reilly was also appointed to the Nominating and Corporate Governance Committee and the Compensation Committee.

Also on May 3, 2005, Daniel J. Graham, the Vice Chairman of the Board of Directors and the General Manager - Manipulator and Docking Hardware Product Segment, confirmed to the Board of Directors that he will not stand for re-election as a director at the next annual meeting of stockholders.

Item 8.01.    Other Events.

As previously disclosed, as a result of the resignation of Gregory W. Slayton from the Board of Directors on March 1, 2005, the Corporation was not in compliance with Nasdaq Marketplace Rule 4350, which requires that a majority of the Board of Directors be comprised of independent directors as defined in Nasdaq Rule 4200. In accordance with Nasdaq Rule 4350, the Corporation had a grace period in which to cure this non-compliance that would have run until the earlier of (i) the date of its next annual meeting of stockholders or (ii) March 1, 2006. As a result of the election of Thomas J. Reilly, Jr., C.P.A. to the Board of Directors of the Corporation (discussed more fully in Item 5.02, above), the Corporation is again in compliance with Nasdaq Rule 4350. Including Mr. Reilly, the Board is now comprised of five independent directors and four non-independent directors, based upon Nasdaq's definition of "independent director." Mr. Graham's decision not to stand for re-election will not affect the Corporation's compliance with Nasdaq Rule 4350, but will have the affect of increasing the relative proportion of independent directors on the Board.

Item 9.01.    Financial Statements and Exhibits.

(c)   Exhibits:

99.1  Press Release, dated May 4, 2005
99.2  Textual representation of conference call

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Hugh T. Regan, Jr.
        Hugh T. Regan, Jr.
        Secretary, Treasurer and Chief Financial Officer

Date:   May 9, 2005